Exhibit 35.1

Annual Statement of Compliance

VIA: EMAIL

MS Structured Asset Corp.
1585 Broadway
New York, New York 10036

Re:	TRUST AGREEMENT, between MS Structured Asset Corp. (the “Depositor”) and LaSalle Bank National Association (the “Trustee”), made as of the date August 2, 2006 relating to SATURNS Trust No. 2006-2.

I, Thomas M. O’Connor, a Senior Vice President of Bank of America, National Association as successor by merger to LaSalle Bank National Association, as Trustee hereby certify that:

1. A review of the activities of the Trustee during the preceding calendar year and of the performance of the Trustee under the Agreement has been made under my supervision; and

2. To the best of my knowledge, based on such review, the Trustee has fulfilled all its obligations under the Agreement in all material respects throughout such year or a portion thereof.

Date:  2/17/2011

Bank of America, National Association as successor by merger to LaSalle Bank National Association, as Trustee

/s/Thomas M. O'Connor_____________________________
Thomas M. O’Connor
Senior Vice President